Chanticleer Holdings Expands Hooters Franchise Agreement in Brazil

CHARLOTTE, NC--(December 4, 2013) - Chanticleer Holdings, Inc. (HOTR) ("Chanticleer Holdings" or "the Company"), a minority owner in the privately held parent company of the Hooters® brand, Hooters of America, and a franchisee of international Hooters restaurants, today announced the expansion of its Hooters franchise agreement previously announced in March 2012. The Company has partnered with Wings Brasil Restaurante Ltda., which currently manages three Hooters locations in São Paulo, to form joint venture company, Chanticleer & Wings Brasil Foods Participacoes Ltda. (“CWBF”), of which Chanticleer owns 60% of the operating entity.

The new franchise agreement signed with CWBF and Hooters of America, Inc., expands the number of potential Hooters restaurant locations from three states originally announced in March, Rio de Janeiro, Minas Gerais, and Espirito Santo, to five states, now to include GOIAS and Curitiba-Parana. Additionally, the number of restaurants to be developed increased from five to seven, with the first location scheduled to open in April 2014 in Rio de Janeiro.

The Rio de Janeiro store is expected to join the list of highest grossing units outside the United States. In the year of 2012, Hooters Vila Olímpia was the third unit that generated the most profit around the globe, not including the US restaurants, losing only to Tokyo and Singapore. “The sports events that will take place in 2014 (World Up) and 2016 (Olympic Games) will considerably drive the market, including the food and beverages sector. Furthermore, the store’s profile has everything to do with the ‘cariocas’’ lifestyle”, said Marcel Gholmieh, partner of all Hooters units in Brazil.

Mike Pruitt, CEO and President of Chanticleer Holdings, stated, "The new franchise agreement displays confidence in our ability to expand the Hooters brand in Brazil. We look forward to opening the Rio de Janeiro location in time for the 2014 FIFA World Cup.”

About Chanticleer Holdings, Inc.

Chanticleer Holdings (HOTR) is focused on expanding the Hooters® casual dining restaurant brand in international emerging markets and American Roadside Burgers Inc (“ARB”), a Charlotte, N.C. based chain. Chanticleer currently owns in whole or part of the exclusive franchise rights to develop and operate Hooters restaurants in South Africa, Hungary and parts of Brazil, and has joint ventured with the current Hooters franchisee in Australia, while evaluating several additional international opportunities. The Company currently owns and operates in whole or part of seven Hooters restaurants in its international franchise territories: Durban, Johannesburg, Cape Town and Emperor's Palace in South Africa; Campbelltown in Australia; Budapest in Hungary; and Nottingham in the United Kingdom. ARB, purchased by Chanticleer Holdings on October 1, 2013, has a total of 5 casual restaurants—1 location in Smithtown, N.Y., 2 locations in Charlotte, N.C., 1 location in Columbia, S.C., and the newest location is in Greenville, S.C. The Company also owns a majority interest in JF Restaurants, LLC and JF Franchising Systems, LLC, a fresh food-focused casual dining establishment with 5 restaurant locations.

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Forward-Looking Statements:

Any statements that are not historical facts contained in this release are "forward-looking statements" as that term is defined under the Private Securities Litigation Reform Act of 1995 (PSLRA), which statements may be identified by words such as "expects," "plans," "projects," "will," "may," "anticipates," "believes," "should," "intends," "estimates," and other words of similar meaning. Such forward-looking statements are based on current expectations, involve known and unknown risks, a reliance on third parties for information, transactions or orders that may be cancelled, and other factors that may cause our actual results, performance or achievements, or developments in our industry, to differ materially from the anticipated results, performance or achievements expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially from anticipated results include risks and uncertainties related to the fluctuation of global economic conditions, the performance of management and our employees, our ability to obtain financing or required licenses, competition, general economic conditions and other factors that are detailed in our periodic reports and on documents we file from time to time with the Securities and Exchange Commission. The forward-looking statements contained in this press release speak only as of the date the statements were made, and the companies do not undertake any obligation to update forward-looking statements. We intend that all forward-looking statements be subject to the safe-harbor provisions of the PSLRA.

Press Information:

Chanticleer Holdings, Inc.
Mike Pruitt
Chairman/CEO
Phone: 704.366.5122 x 1
mp@chanticleerholdings.com